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                                                                       EXHIBIT 5

JANUARY 23, 2001

HYPERTENSION DIAGNOSTICS, INC.
2915 Waters Road, Suite 108
EAGAN, MINNESOTA 55121-1562


     Re: Pre-Effective Amendment No. 1 to Registration Statement on Form S-3


Ladies and Gentlemen:


     In connection with the Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 to be filed by Hypertension Diagnostics, Inc. (the "Company") with the Securities and Exchange Commission on January 23, 2001 relating to an offering of up to 2,752,192 Redeemable Class B Warrants to purchase the Company's Common Stock, $.01 par value per share to be offered to certain eligible holders of the Company's Redeemable Class A Warrants, please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:


     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota.

     2. The Redeemable Class B Warrants are duly and validly authorized for issuance.

     3. Upon proper exercise of the outstanding Redeemable Class A Warrants according to the terms of this offering and payment of the exercise price therefor, the shares of Common Stock to be issued by the Company will be validly issued, fully paid and nonassessable.

     4. Upon proper exercise of the outstanding Redeemable Class B Warrants and payment of the exercise price therefor, the shares of Common Stock to be issued by the Company will be validly issued, fully paid and nonassessable.

     For the purposes of this opinion, we are assuming the proper execution of both the Redeemable Class B Warrants and Redeemable Class A Warrants and all certificates evidencing such Warrants, and that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing or recordation is required in accordance with the laws of such jurisdictions. We express no opinion as to the laws of any state or jurisdiction other than Minnesota.


     We hereby consent to the filing of this opinion as an exhibit to the Pre-Effective Amendment No. 1 to Registration Statement, and to the reference to our firm under the heading "Legal Opinions" in the Prospectus comprising a part of the Pre-Effective Amendment No. 1 to Registration Statement.



                                             Very truly yours,

                                             LINDQUIST & VENNUM P.L.L.P.

                                             /s/ Lindquist & Vennum P.L.L.P.